UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: August 31, 2012 Estimated average burden hours per response........5.0
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 4, 2010

Vital Images, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-22229	41-1321776
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5850 Opus Parkway, Suite 300, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (952) 487-9500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)           On February 4, 2010, Oran Muduroglu joined the Board of Directors of Vital Images, Inc.  Mr. Muduroglu will serve on the Governance and Nominating and Strategy Committees of the Board and will receive the same compensation as other non-employee directors of Vital Images, consisting of:

•                  Annual retainers of $24,000 per year for service on the Board, $4,000 for service on the Governance and Nominating Committee, and $8,000 for service on the Strategy Committee;

•                  A new non-employee director option grant to purchase 7,500 shares of common stock of Vital Images;

•                  A non-employee director option grant on the date of the Company’s annual meeting of shareholders; and

•                  Reimbursement of reasonable expenses incurred in connection with Board-related activities.

A press release regarding Mr. Muduroglu’s joining the Board was issued on February 8, 2010 and is attached to this report.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

99.1                         Press Release of Vital Images, Inc. dated February 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vital Images, Inc.

Date: February 8, 2010.

	By	/s/ Michael H. Carrel
Michael H. Carrel
President and Chief Executive Officer
(Principal Executive Officer)

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

99.1	Press release dated February 8, 2010